SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 27, 2007

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On February 27, 2007, Barry A. Ellsworth, the Company’s former President and Chief Executive Officer, resigned his positions as President and CEO and Mr. Wayne Hoovestol, the Company’s current Chief Executive Officer and Chief Operating Officer, was appointed to the position of CEO by the Board of Directors. Mr. Ellsworth will act as the Company’s Executive Vice President of Compliance and Development and continue to serve as a member of the board of directors.

Mr. Wayne Hoovestol was appointed to the office of CEO. Mr. Hoovestol will continue to act as a director of the Company and as the Company’s Chief Operating Officer. One of the reasons the board elected to retain Mr. Hoovestol as its CEO is that the Company is nearing completion of its ethanol plant located in Shenandoah, Iowa, and Mr. Hoovestol has significant experience in successfully managing operating companies and has significant ethanol industry knowledge and experience from serving on the Boards of other successful ethanol plants during the past 12 years.

Mr. Hoovestol was elected to the board of the Company in March, 2006.  After attending North Dakota State University in Fargo, ND, and later the University of Minnesota, Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He later formed an additional trucking company known as Major Transport. Both of Mr. Hoovestol’s trucking companies have been very successful, employing approximately 700 people, operating nationwide, from several different locations. Mr. Hoovestol has been principally employed as an officer and owner of these companies since 1978. Mr. Hoovestol recently sold Major Transport so he could devote more of his time to the operations of Green Plains. Mr. Hoovestol is forty eight years of age and expects to spend approximately 95% of his business time working for the Company.

Mr. Hoovestol became involved with ethanol in 1995, as an investor, and has served on the boards of two other ethanol plants, one in Preston, MN and he currently serves on the board of Tall Corn Ethanol in Coon Rapids, Iowa. In these capacities, Mr. Hoovestol has gained significant experience in overseeing the management of successful ethanol plants

Mr. Hoovestol is currently being paid an annual salary of $125,000 for his service as an officer of the Company. One-half of Mr. Hoovestol’s current salary will be paid in cash and the other half will be paid in stock. However, no stock will be issued to Mr. Hoovestol for compensatory purposes unless and until the Company’s shareholders approve a stock plan providing for the payment of compensation to officers and directors in the form of Company securities. The Company has not entered into a written employment agreement with Mr. Hoovestol at this time. The Company’s Compensation Committee is in the process of determining the salaries to be paid to Mr. Hoovestol and Mr. Ellsworth in their present positions.

The press release announcing these changes is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release, dated March 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne Hoovestol Wayne Hoovestol CEO (Principal Executive Officer)

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